                                                                  Exhibit (o)(5)

                                  LAUDUS TRUST

                                POWER OF ATTORNEY

      I, the undersigned trustee and/or officer of Laudus Trust, a Massachusetts business trust, (the "Trust"), do hereby constitute and appoint Catherine MacGregor, Shelley A. Harding Christine Pierangeli, Richard W. Grant, Tim Levin, and Sean Graber, and each of them singly, my true and lawful attorneys, with full power to them and each of them, to sign for me and in my name and the capacity listed below, any and all amendments to the Registration Statement on Form N1-A of the Trust, and to file the same with all exhibits thereto, and other documents in connection thereunder, with the Securities and Exchange Commission, granting unto my said attorneys, and each of them, acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully as to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys or any of them may lawfully do or cause to be done by virtue thereof.


      WITNESS my hand on the date set forth below.


/s/ George Pereira                                         Date:  March 31, 2008
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George Pereira
Chief Financial Officer